Exhibit 10.1

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

This Amendment No. 2 ("Amendment") to the Employment Agreement, dated November 9, 2005, between Luby's, Inc., a Delaware corporation ("Company"), and Christopher J. Pappas, a resident of Houston, Texas ("Executive") is executed as of November_19_, 2008, (the "Effective Date").  For purposes of this Amendment, "Luby's" or the "Company" shall include the subsidiaries of Company.

RECITALS

WHEREAS, the parties entered into the following agreements:

(1) Employment Agreement, dated November 9, 2005
(2) Amendment No. 1 to Employment Agreement, dated October 29, 2007

(Collectively referred to as “Agreements”);

WHEREAS, the parties desire to modify said Agreements as hereinafter set forth; and

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, said Agreements shall be modified as follows, as of the effective date:

1. Section 3 of the Agreements is hereby amended and restated as follows:

"3.           Term.  Subject to the provisions for termination of employment as provided in Section 8(a), Executive's employment under this Agreement shall be for a period beginning on the Effective Date and ending on August 31, 2010 ("Term")."

2.           Section 14 of the Agreements is hereby amended and restated as follows:

“14.           Notice.  All notices and communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Executive:

Christopher J. Pappas
13939 Northwest Freeway
Houston, Texas  77040

with a copy to:

Kelly, Hart & Hallman
1000 Louisiana
Suite 4700
Houston, Texas  77002
Attn:  Charles H. Still

If to Luby’s:

Luby’s, Inc.
13111 Northwest Freeway
Suite 600
Houston, Texas 77040

Attention:  General Counsel and Chairman of the Board

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.  All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.”

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

/s/Christopher J. Pappas
Christopher J. Pappas

LUBY’S, INC.

/s/Gasper Mir, III
Gasper Mir, III
Chairman of the Board